Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:    Debbie Mitchell
(614)757-6225
debbie.mitchell@cardinalhealth.com

Investors:    Sally Curley
(614) 757-7115
sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS FISCAL 2013 THIRD-QUARTER RESULTS AND RAISES QUARTERLY DIVIDEND BY 10 PERCENT

•	Non-GAAP diluted earnings per share (EPS) from continuing operations increases 28 percent to $1.20[1]

•	Non-GAAP operating earnings increase 11% to $579 million

•	Fiscal 2013 non-GAAP earnings per share guidance raised to $3.67 - $3.71, which reflects an $0.18 EPS tax benefit from a third-quarter tax settlement
DUBLIN, Ohio, May 2, 2013 - Cardinal Health today reported fiscal year 2013 third-quarter revenue of $24.6 billion and a 28 percent increase in non-GAAP diluted earnings per share from continuing operations to $1.20. The earnings increase was driven by strong non-GAAP operating earnings growth and a tax settlement, which contributed $0.18 per share. On a GAAP basis, diluted EPS from continuing operations increased 5 percent to $1.00. Non-GAAP operating earnings of $579 million increased 11 percent, while operating earnings on a GAAP basis were down 10 percent to $475 million.
The company raised its fiscal 2013 outlook for non-GAAP diluted EPS from continuing operations to $3.67 to $3.71. The revised range includes the $0.18 tax settlement previously mentioned.
Cardinal Health also announced that its board of directors approved a 10 percent increase in the company's quarterly dividend to $0.3025 per share, or $1.21 per share on an annualized basis. The quarterly dividend is payable on July 15, 2013 to shareholders of record at close of business on July 1, 2013.
“We delivered another solid performance in our fiscal third quarter,” said George Barrett, chairman and chief executive officer of Cardinal Health. “Both our Pharmaceutical and Medical segments reported double-digit profit growth. Our organization is successfully innovating and adapting our business lines and portfolio to an evolving market, with a focus on establishing a strategic edge in areas of higher growth. This was highlighted during the quarter with the acquisition of AssuraMed which will enable us to follow the care of patients to the home.”
Q3 FY13 SUMMARY

	Q3 FY13		Q3 FY12		Y/Y
Revenue	$24.6	billion	$26.9	billion	(9)%
Operating earnings	$475	million	$527	million	(10)%
Non-GAAP operating earnings	$579	million	$524	million	11%
Earnings from continuing operations	$346	million	$332	million	4%
Non-GAAP earnings from continuing operations	$412	million	$327	million	26%
Diluted EPS from continuing operations	$1.00		$0.95		5%
Non-GAAP diluted EPS from continuing operations	$1.20		$0.94		28%
Revaluation of the deferred tax liability as a result of an agreement with tax authorities positively impacted third-quarter fiscal 2013 GAAP and non-GAAP earnings from continuing operations by $64 million and GAAP and non-GAAP diluted EPS by $0.18 per share.
In the third quarter of fiscal 2012, a reduction in the fair value of the P4 Healthcare acquisition earn-out liability had positively impacted GAAP operating earnings by $55 million and GAAP diluted EPS by $0.10 per share.
SEGMENT RESULTS
Pharmaceutical segment
Revenue for the Pharmaceutical segment decreased 10 percent to $22.1 billion driven by the non-renewal of the Express Scripts contract and brand-to-generic conversions, partially offset by revenues from new customers. Segment profit increased 12 percent to $498 million as the company continued to benefit from a focus on product and customer mix and reflected strong performance from generics programs.

	Q3 FY13		Q3 FY12		Y/Y
Revenue	$22.1	billion	$24.5	billion	(10)%
Segment profit	$498	million	$446	million	12%

Cardinal Health

Medical segment
Revenue for the Medical segment increased 3 percent to $2.5 billion, driven by acquisitions, partially offset by one fewer sales day. Segment profit increased 12 percent to $100 million driven by the favorable impact of commodities and the performance of the preferred product portfolio. The increase was partially offset by rate compression, driven in part by customer mix. Results were also moderated by softness in procedural-based utilization.

	Q3 FY13		Q3 FY12		Y/Y
Revenue	$2.5	billion	$2.4	billion	3%
Segment profit	$100	million	$89	million	12%
ADDITIONAL THIRD-QUARTER AND RECENT HIGHLIGHTS

•	Completed acquisition of AssuraMed, a leading direct-to-home medical supplies distributor

•	Named one of the National Association of Female Executives Top 50 companies for 2013

•	Launched the fourth in a series of Cardinal Health Foundation interactive Generation Rx toolkits, which are designed to help reduce the abuse of prescription drugs
CONFERENCE CALL
Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss third-quarter results. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com. The call also can be accessed by dialing 877.870.9220 or 631.291.4512.
There is no pre-registration for the call; however, participants are advised to dial into the call at least 10 minutes prior to the start time.
Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting. The audio replay will be available until June 1 by dialing 855.859.2056 or 404.537.3406, using passcode 35177390.
UPCOMING WEBCAST EVENTS

•	Bank of America Merrill Lynch 2013 Health Care Conference at 8:40 a.m. local time on May 14 in Las Vegas

•	Goldman Sachs 34th Annual Global Healthcare Conference at 8:40 a.m. local time on June 11 in Rancho Palos Verdes, Calif.
At these events, Cardinal Health will discuss the company's diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, go to the Investors page at cardinalhealth.com.
About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $108 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #21 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com and @CardinalHealth on Twitter.

[1]
See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.
Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," “likely,” and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; uncertainties relating to the ability of Cardinal Health to successfully mitigate the impact of the expiration of the pharmaceutical distribution contract with Walgreen Co. at the end of August 2013; the ability to achieve the expected benefits from the AssuraMed acquisition, including the expected accretion in non-GAAP earnings; the timing of generic and branded pharmaceutical introductions and the frequency or rate of pharmaceutical price appreciation or deflation; the non-renewal, early termination or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties due to government health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; and the effects of any investigation or action by any regulatory authority; changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of May 2, 2013. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Third Quarter
(in millions, except per Common Share amounts)	2013	2012	% Change
Revenue	$24,552	$26,918	(9)%
Cost of products sold	23,261	25,711	(10)%
Gross margin	1,291	1,207	7%

Operating expenses:
Distribution, selling, general and administrative expenses	712	683	4%
Restructuring and employee severance	33	7	N.M.
Acquisition-related costs	53	(27)	N.M.
Impairments and loss on disposal of assets	21	17	N.M.
Litigation (recoveries)/charges, net	(3)	—	N.M.
Operating earnings	475	527	(10)%

Other income, net	(6)	(7)	N.M.
Interest expense, net	34	24	42%
Earnings before income taxes and discontinued operations	447	510	(12)%

Provision for income taxes	101	178	(43)%
Earnings from continuing operations	346	332	4%

Earnings/(loss) from discontinued operations, net of tax	(1)	1	N.M.
Net earnings	$345	$333	4%

Basic earnings per Common Share:
Continuing operations	$1.01	$0.96	5%
Discontinued operations	—	—	N.M.
Net basic earnings per Common Share	$1.01	$0.96	5%

Diluted earnings per Common Share:
Continuing operations	$1.00	$0.95	5%
Discontinued operations	—	—	N.M.
Net diluted earnings per Common Share	$1.00	$0.95	5%

Weighted-average number of Common Shares outstanding:
Basic	341	345
Diluted	345	349

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Year-to-Date
(in millions, except per Common Share amounts)	2013	2012	% Change
Revenue	$75,673	$80,788	(6)%
Cost of products sold	72,000	77,383	(7)%
Gross margin	3,673	3,405	8%

Operating expenses:
Distribution, selling, general and administrative expenses	2,099	1,966	7%
Restructuring and employee severance	39	12	N.M.
Acquisition-related costs	106	23	N.M.
Impairments and loss on disposal of assets	27	19	N.M.
Litigation (recoveries)/charges, net	(37)	(3)	N.M.
Operating earnings	1,439	1,388	4%

Other income, net	(17)	(3)	N.M.
Interest expense, net	87	70	24%
Earnings before income taxes and discontinued operations	1,369	1,321	4%

Provision for income taxes	448	487	(8)%
Earnings from continuing operations	921	834	10%

Loss from discontinued operations, net of tax	(1)	(2)	N.M.
Net earnings	$920	$832	11%

Basic earnings/(loss) per Common Share:
Continuing operations	$2.70	$2.42	12%
Discontinued operations	—	(0.01)	N.M.
Net basic earnings per Common Share	$2.70	$2.41	12%

Diluted earnings/(loss) per Common Share:
Continuing operations	$2.68	$2.39	12%
Discontinued operations	(0.01)	(0.01)	N.M.
Net diluted earnings per Common Share	$2.67	$2.38	12%

Weighted-average number of Common Shares outstanding:
Basic	341	345
Diluted	344	349

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

(in millions)	March 31, 2013	June 30, 2012
	(Unaudited)
Assets
Current assets:
Cash and equivalents	$2,305	$2,274
Trade receivables, net	6,416	6,355
Inventories	8,328	7,864
Prepaid expenses and other	878	1,017
Total current assets	17,927	17,510

Property and equipment, net	1,470	1,551
Goodwill and other intangibles, net	6,413	4,392
Other assets	913	807
Total assets	$26,723	$24,260

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$12,049	$11,726
Current portion of long-term obligations and other short-term borrowings	446	476
Other accrued liabilities	1,979	1,972
Total current liabilities	14,474	14,174

Long-term obligations, less current portion	3,714	2,418
Deferred income taxes and other liabilities	1,705	1,424
Total shareholders’ equity	6,830	6,244
Total liabilities and shareholders’ equity	$26,723	$24,260

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Third Quarter		Year-to-Date
(in millions)	2013	2012	2013	2012
Cash flows from operating activities:
Net earnings	$345	$333	$920	$832
(Earnings)/loss from discontinued operations, net of tax	1	(1)	1	2
Earnings from continuing operations	346	332	921	834

Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	99	83	275	239
Impairments and loss on disposal of assets	21	17	27	19
Share-based compensation	22	22	68	63
Provision for bad debts	9	5	18	7
Change in fair value of contingent consideration obligation	—	(53)	—	(53)
Change in operating assets and liabilities, net of effects from acquisitions:
Decrease/(increase) in trade receivables	(147)	(478)	81	(310)
Decrease/(increase) in inventories	193	683	(343)	(870)
Increase in accounts payable	183	95	214	1,212
Other accrued liabilities and operating items, net	263	187	166	142
Net cash provided by operating activities	989	893	1,427	1,283

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(2,093)	(135)	(2,219)	(143)
Additions to property and equipment	(41)	(58)	(103)	(158)
Proceeds from maturities of held-to-maturity securities	—	11	71	46
Purchase of other investments	(6)	—	(6)	(11)
Net cash used in investing activities	(2,140)	(182)	(2,257)	(266)

Cash flows from financing activities:
Net change in short-term borrowings	(28)	4	(11)	8
Reduction of long-term obligations	—	(44)	(6)	(45)
Proceeds from long-term obligations, net of issuance costs	1,286	—	1,286	—
Net proceeds from issuance of Common Shares	37	12	63	23
Tax proceeds/(disbursements) from share-based compensation	(1)	3	(13)	3
Dividends on Common Shares	(93)	(74)	(258)	(226)
Purchase of treasury shares	—	—	(200)	(300)
Net cash provided by/(used in) financing activities	1,201	(99)	861	(537)

Net increase in cash and equivalents	50	612	31	480
Cash and equivalents at beginning of period	2,255	1,798	2,274	1,930
Cash and equivalents at end of period	$2,305	$2,410	$2,305	$2,410

Schedule 5
Cardinal Health, Inc. and Subsidiaries
Total Company Business Analysis

			Non-GAAP
	Third Quarter		Third Quarter
(in millions)	2013	2012	2013	2012
Revenue
Amount	$24,552	$26,918
Growth rate	(9)%	3%

Operating earnings
Amount	$475	$527	$579	$524
Growth rate	(10)%	18%	11%	6%

Earnings from continuing operations
Amount	$346	$332	$412	$327
Growth rate	4%	33%	26%	14%

			Non-GAAP
	Year-to-Date		Year-to-Date
(in millions)	2013	2012	2013	2012
Revenue
Amount	$75,673	$80,788
Growth rate	(6)%	6%

Operating earnings
Amount	$1,439	$1,388	$1,574	$1,441
Growth rate	4%	20%	9%	14%

Earnings from continuing operations
Amount	$921	$834	$1,010	$864
Growth rate	10%	10%	17%	12%
Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Third Quarter			Third Quarter
(in millions)	2013	2012	(in millions)	2013	2012
Pharmaceutical			Medical

Revenue			Revenue
Amount	$22,070	$24,508	Amount	$2,484	$2,414
Growth rate	(10)%	3%	Growth rate	3%	8%
Mix	90%	91%	Mix	10%	9%

Segment profit			Segment profit
Amount	$498	$446	Amount	$100	$89
Growth rate	12%	9%	Growth rate	12%	(17)%
Mix	83%	83%	Mix	17%	17%
Segment profit margin	2.26%	1.82%	Segment profit margin	4.01%	3.70%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the three months ended March 31, 2013 was $24,552 million, which included total segment revenue of $24,554 million and Corporate revenue of $(2) million. Total consolidated revenue for the three months ended March 31, 2012 was $26,918 million, which included total segment revenue of $26,922 million and Corporate revenue of $(4) million. Corporate revenue consists primarily of elimination of inter-segment revenue.
Total consolidated operating earnings for the three months ended March 31, 2013 were $475 million, which included total segment profit of $598 million and Corporate costs of $(123) million. Total consolidated operating earnings for the three months ended March 31, 2012 were $527 million, which included total segment profit of $535 million and Corporate costs of $(8) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments. As noted on Schedule 7, of the $8 million adjustment recorded in the Medical segment during fiscal 2013 related to certain vendor chargeback billings, $4 million related to the third quarter of fiscal 2012.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Year-to-Date			Year-to-Date
(in millions)	2013	2012	(in millions)	2013	2012
Pharmaceutical			Medical

Revenue			Revenue
Amount	$68,314	$73,591	Amount	$7,363	$7,210
Growth rate	(7)%	6%	Growth rate	2%	9%
Mix	90%	91%	Mix	10%	9%

Segment profit			Segment profit
Amount	$1,339	$1,204	Amount	$268	$253
Growth rate	11%	18%	Growth rate	6%	(14)%
Mix	83%	83%	Mix	17%	17%
Segment profit margin	1.96%	1.64%	Segment profit margin	3.63%	3.51%
Refer to definitions for an explanation of calculations.
Total consolidated revenue for the nine months ended March 31, 2013 was $75,673 million, which included total segment revenue of $75,677 million and Corporate revenue of $(4) million. Total consolidated revenue for the nine months ended March 31, 2012 was $80,788 million, which included total segment revenue of $80,801 million and Corporate revenue of $(13) million. Corporate revenue consists primarily of elimination of inter-segment revenue.
Total consolidated operating earnings for the nine months ended March 31, 2013 were $1,439 million, which included total segment profit of $1,607 million and Corporate costs of $(168) million. Total consolidated operating earnings for the nine months ended March 31, 2012 were $1,388 million, which included total segment profit of $1,457 million and Corporate costs of $(69) million. Corporate includes, among other things, restructuring and employee severance, acquisition-related costs, impairments and loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments. Medical segment profit for fiscal 2013 includes an $8 million favorable out-of-period adjustment to reflect certain vendor chargeback billings that were delayed when we implemented our medical business transformation. Of the $8 million adjustment recorded during fiscal 2013, $4 million related to the third quarter of fiscal 2012.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
Schedule of Notable Items

	Third Quarter		Year-to-Date
(in millions, except per Common Share amounts)	2013	2012	2013	2012
Restructuring and employee severance	$(33)	$(7)	$(39)	$(12)
Tax benefit	12	3	15	4
Restructuring and employee severance, net of tax	$(21)	$(4)	$(24)	$(8)

Decrease to diluted EPS from continuing operations	$(0.06)	$(0.01)	$(0.07)	$(0.02)

Acquisition-Related Costs
Amortization of acquisition-related intangible assets	$(26)	$(20)	$(69)	$(58)
Tax benefit	10	7	25	21
Amortization of acquisition-related intangible assets, net of tax	$(16)	$(13)	$(44)	$(37)

Decrease to diluted EPS from continuing operations	$(0.05)	$(0.04)	$(0.13)	$(0.11)

Other acquisition-related costs[1]	$(26)	$47	$(37)	$35
Tax benefit/(expense)[1]	10	(14)	13	(10)
Other acquisition-related costs, net of tax	$(16)	$33	$(24)	$25

Increase/(decrease) to diluted EPS from continuing operations[1]	$(0.05)	$0.10	$(0.07)	$0.07

Total acquisition-related costs[2]	$(53)	$27	$(106)	$(23)
Tax benefit/(expense)	20	(7)	38	11
Total acquisition-related costs, net of tax[2]	$(33)	$20	$(68)	$(12)

Increase/(decrease) to diluted EPS from continuing operations[2]	$(0.10)	$0.06	$(0.20)	$(0.03)

Impairments and loss on disposal of assets	$(21)	$(17)	$(27)	$(19)
Tax benefit	6	7	7	7
Impairments and loss on disposal of assets, net of tax	$(15)	$(10)	$(20)	$(12)

Decrease to diluted EPS from continuing operations	$(0.04)	$(0.03)	$(0.06)	$(0.03)

Litigation recoveries/(charges), net	$3	$—	$37	$3
Tax expense	(1)	—	(14)	(1)
Litigation recoveries/(charges), net, net of tax	$2	$—	$23	$2

Increase to diluted EPS from continuing operations	$—	$—	$0.06	$0.01

Other Spin-Off Costs	$—	$(1)	$—	$(2)
Tax benefit	—	—	—	1
Other Spin-Off Costs, net of tax	$—	$(1)	$—	$(1)

Decrease to diluted EPS from continuing operations	$—	$—	$—	$—

Weighted-average number of diluted shares outstanding	345	349	344	349

[1]
Includes a $55 million decrease in the fair value of the total contingent consideration obligation related to the P4 Healthcare acquisition for the three months ended March 31, 2012. The related tax expense was $20 million and diluted EPS from continuing operations increased $0.10.

[2]	The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
Asset Management Analysis

	Third Quarter		Year-to-Date
	2013	2012	2013	2012
Days sales outstanding[1]	23.5	21.7
Days inventory on hand	27.5	25.0
Days payable outstanding	39.8	38.3
Net working capital days[2]	11.2	8.5

Debt to total capital	38%	29%
Net debt to capital	21%	2%

Return on equity	20.7%	21.9%	18.9%	18.7%
Non-GAAP return on equity	24.7%	21.6%	20.8%	19.4%

Effective tax rate from continuing operations[3]	22.7%	34.9%	32.7%	36.9%
Non-GAAP effective tax rate from continuing operations[3]	25.1%	35.6%	32.8%	37.1%

[1]	We changed our method of calculating days sales outstanding and have revised prior-year information to conform, refer to Schedule 14.

[2]	The sum of the components may not equal the total due to rounding.

[3]
The revaluation of the deferred tax liability and related interest on unrepatriated foreign earnings as a result of an agreement with tax authorities reduced, for fiscal 2013 third quarter, both the effective tax rate from continuing operations and non-GAAP effective tax rate from continuing operations by 14.2 and 11.6 percentage points, respectively. The fiscal 2013 third quarter non-GAAP effective tax rate from continuing operations, excluding the impact of the tax settlement, would have been 36.7%.

Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances. Refer to DSO, DIOH and DPO for definitions and calculations.

Schedule 10
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Third Quarter 2013
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
(in millions, except per Common Share amounts)	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$475	(10)%	$447	$101	$346	4%	$1.00	5%
Restructuring and employee severance	33		33	12	21		0.06
Acquisition-related costs	53		53	20	33		0.10
Impairments and loss on disposal of assets	21		21	6	15		0.04
Litigation (recoveries)/charges, net	(3)		(3)	(1)	(2)		—
Other Spin-Off Costs	—		—	—	—		—
Non-GAAP	$579	11%	$551	$138	$412	26%	$1.20	28%

	Third Quarter 2012
GAAP	$527	18%	$510	$178	$332	33%	$0.95	34%
Restructuring and employee severance	7		7	3	4		0.01
Acquisition-related costs	(27)		(27)	(7)	(20)		(0.06)
Impairments and loss on disposal of assets	17		17	7	10		0.03
Litigation (recoveries)/charges, net	—		—	—	—		—
Other Spin-Off Costs	1		1	—	1		—
Non-GAAP	$524	6%	$508	$181	$327	14%	$0.94	16%

	Year-to-Date 2013
		Operating	Earnings Before	Provision	Earnings	Earnings from	Diluted EPS	Diluted EPS
		Earnings	Income Taxes	for	from	Continuing	from	from Continuing
	Operating	Growth	and Discontinued	Income	Continuing	Operations	Continuing	Operations
(in millions, except per Common Share amounts)	Earnings	Rate	Operations	Taxes	Operations	Growth Rate	Operations	Growth Rate
GAAP	$1,439	4%	$1,369	$448	$921	10%	$2.68	12%
Restructuring and employee severance	39		39	15	24		0.07
Acquisition-related costs	106		106	38	68		0.20
Impairments and loss on disposal of assets	27		27	7	20		0.06
Litigation (recoveries)/charges, net	(37)		(37)	(14)	(23)		(0.06)
Other Spin-Off Costs	—		—	—	—		—
Non-GAAP	$1,574	9%	$1,504	$494	$1,010	17%	$2.94	19%

	Year-to-Date 2012
GAAP	$1,388	20%	$1,321	$487	$834	10%	$2.39	11%
Restructuring and employee severance	12		12	4	8		0.02
Acquisition-related costs	23		23	11	12		0.03
Impairments and loss on disposal of assets	19		19	7	12		0.03
Litigation (recoveries)/charges, net	(3)		(3)	(1)	(2)		(0.01)
Other Spin-Off Costs	2		2	1	1		—
Non-GAAP	$1,441	14%	$1,374	$509	$864	12%	$2.47	12%
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 11
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Third Quarter
(in millions)	2013		2012
GAAP return on equity	20.7%		21.9%

Non-GAAP return on equity
Net earnings	$345		$333
Restructuring and employee severance, net of tax, in continuing operations	21		4
Acquisition-related costs, net of tax, in continuing operations	33		(20)
Impairments and loss on disposal of assets, net of tax, in continuing operations	15		10
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(2)		—
Other Spin-Off Costs, net of tax, in continuing operations	—		1
Adjusted net earnings	$412		$328
Annualized	$1,648		$1,312

	Third	Second	Third	Second
	Quarter	Quarter	Quarter	Quarter
	2013	2013	2012	2012
Total shareholders' equity	$6,830	$6,542	$6,240	$5,928
Divided by average shareholders' equity	$6,686		$6,084
Non-GAAP return on equity	24.7%		21.6%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 12
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Year-to-Date
(in millions)	2013				2012
GAAP return on equity	18.9%				18.7%

Non-GAAP return on equity
Net earnings	$920				$832
Restructuring and employee severance, net of tax, in continuing operations	24				8
Acquisition-related costs, net of tax, in continuing operations	68				12
Impairments and loss on disposal of assets, net of tax, in continuing operations	20				12
Litigation (recoveries)/charges, net, net of tax, in continuing operations	(23)				(2)
Other Spin-Off Costs, net of tax, in continuing operations	—				1
Adjusted net earnings	$1,009				$863
Annualized	$1,345				$1,151

	Third	Second	First	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2013	2013	2013	2012	2012	2012	2012	2011
Total shareholders' equity	$6,830	$6,542	$6,281	$6,244	$6,240	$5,928	$5,714	$5,849
Divided by average shareholders' equity	$6,474				$5,933
Non-GAAP return on equity	20.8%				19.4%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 13
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Third Quarter		Year-to-Date
(in millions)	2013	2012	2013	2012
GAAP effective tax rate from continuing operations	22.7%	34.9%	32.7%	36.9%

Non-GAAP effective tax rate from continuing operations
Earnings before income taxes and discontinued operations	$447	$510	$1,369	$1,321
Restructuring and employee severance	33	7	39	12
Acquisition-related costs	53	(27)	106	23
Impairments and loss on disposal of assets	21	17	27	19
Litigation (recoveries)/charges, net	(3)	—	(37)	(3)
Other Spin-Off Costs	—	1	—	2
Adjusted earnings before income taxes and discontinued operations	$551	$508	$1,504	$1,374

Provision for income taxes	$101	$178	$448	$487
Restructuring and employee severance tax benefit	12	3	15	4
Acquisition-related costs tax benefit/(expense)	20	(7)	38	11
Impairments and loss on disposal of assets tax benefit	6	7	7	7
Litigation (recoveries)/charges, net tax expense	(1)	—	(14)	(1)
Other Spin-Off Costs tax benefit	—	—	—	1
Adjusted provision for income taxes	$138	$181	$494	$509

Non-GAAP effective tax rate from continuing operations	25.1%	35.6%	32.8%	37.1%

	Third Quarter
	2013	2012
Debt to total capital	38%	29%

Net debt to capital
Current portion of long-term obligations and other short-term borrowings	$446	$345
Long-term obligations, less current portion	3,714	2,208
Debt	$4,160	$2,553
Cash and equivalents	(2,305)	(2,410)
Net debt	$1,855	$143
Total shareholders' equity	6,830	6,240
Capital	$8,685	$6,383
Net debt to capital	21%	2%
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Forward-Looking Non-GAAP Financial Measures
We present non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast restructuring and employee severance, acquisition-related costs, impairments and loss on disposal of assets and litigation (recoveries)/charges, net, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Schedule 14
Cardinal Health, Inc. and Subsidiaries

	Third Quarter
(in millions)	2013	2012
Days sales outstanding	23.5	21.7

Days inventory on hand
Inventories	$8,328	$8,220

Cost of products sold	$23,261	$25,711
Chargeback billings	3,974	3,842
Adjusted cost of products sold	$27,235	$29,553
Adjusted cost of products sold divided by 90 days	$303	$328
Days inventory on hand	27.5	25.0

Days payable outstanding
Accounts payable	$12,049	$12,573

Cost of products sold	$23,261	$25,711
Chargeback billings	3,974	3,842
Adjusted cost of products sold	$27,235	$29,553
Adjusted cost of products sold divided by 90 days	$303	$328
Days payable outstanding	39.8	38.3

Net working capital days[1]	11.2	8.5

[1]	The sum of the components may not equal the total due to rounding.
Days Sales Outstanding (DSO): trade receivables, net divided by (quarterly revenue divided by 90 days). Beginning in the first quarter of fiscal 2013, we changed our method of calculating DSO in order to align it with the 90-day convention that we use in the calculation of Days Inventory on Hand and Days Payable Outstanding. Prior to this change we calculated DSO by dividing trade receivable, net by (monthly revenue divided by 30 days). In connection with this change, we have revised prior-year information to conform to the new method of calculating DSO.
Days Inventory on Hand: inventory divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price.
Days Payable Outstanding: accounts payable divided by ((quarterly cost of products sold plus chargeback billings) divided by 90 days).
Net Working Capital Days: days sales outstanding plus days inventory on hand less days payable outstanding. To conform to the new method of calculating DSO, we have revised prior-year information.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.
Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
Definitions
Debt: long-term obligations plus short-term borrowings.
Debt to Total Capital: debt divided by (debt plus total shareholders’ equity).
Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).
Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total shareholders’ equity).
Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted-average shares outstanding.
Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance1, (2) acquisition-related costs2, (3) impairments and loss on disposal of assets3, (4) litigation (recoveries)/charges, net4 and (5) Other Spin-Off Costs, each net of tax.
Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs) divided by (earnings before income taxes and discontinued operations adjusted for the same five items).
Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs.
Non-GAAP Return on Equity: (annualized net earnings excluding (1) restructuring and employee severance, (2) acquisition-related costs, (3) impairments and loss on disposal of assets, (4) litigation (recoveries)/charges, net and (5) Other Spin-Off Costs, each net of tax) and divided by average shareholders’ equity.
Other Spin-Off Costs: costs incurred in connection with our Spin-Off of CareFusion which are included in distribution, selling, general and administrative expenses.
Return on Equity: annualized net earnings divided by average shareholders’ equity.
Revenue Mix: segment revenue divided by total segment revenue for all segments.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses).
Segment Profit Margin: segment profit divided by segment revenue.
Segment Profit Mix: segment profit divided by total segment profit for all segments.

[1]
Programs whereby the Company fundamentally changes its operations such as closing and consolidating facilities, moving manufacturing of a product to another location, production or business process sourcing, employee severance (including rationalizing headcount or other significant changes in personnel) and realigning operations (including substantial realignment of the management structure of a business unit in response to changing market conditions).

[2]	Costs that consist primarily of transaction costs, integration costs, changes in the fair value of contingent consideration obligations and amortization of acquisition-related intangible assets.

[3]
Asset impairments and losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and loss on disposal of assets within the condensed consolidated statements of earnings.

[4]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.